Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated January 27, 2007, relating to the financial statements of Oceanaut, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/S/ ROTHSTEIN, KASS & COMPANY, P.C.
Rothstein, Kass & Company, P.C.

Roseland, New Jersey

February 12, 2007